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                                                                     Exhibit 8.1

                            Vinson & Elkins L.L.P.
                            1001 Fannin, Suite 2300
                           Houston, Texas 77002-6760

Plains All American Pipeline, L.P.
500 Dallas Street, Suite 700
Houston, TX 77002

     RE:  PLAINS ALL AMERICAN PIPELINE, L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Plains All American Pipeline, L.P. (the "Company") in connection with the offer and sale of up to $700,000,000 of debt securities and common units representing limited partner interests in the Company pursuant to a Registration Statement on Form S-3 (the "Registration Statement") originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on August 20, 2001. In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

     All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company and its General Partner, included in such discussion, as to which we express no opinion).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                          Very truly yours,

                          /s/ VINSON & ELKINS L.L.P.

                          VINSON & ELKINS L.L.P.